[AIRCRAFT INFORMATION SERVICES, INC. LOGO]




06 October 1997

Continental Airlines
2929 Allen Parkway
Houston, TX 77019

Subject: AISI Report No.: A7D098BVO
         AISI Sight Unseen New Aircraft Base Value Appraisal, Five B737-500, Six B737-700, Ten B737-800 and Three B777-200IGW Aircraft.

Dear Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer to Continental Airlines between April 1998 and November 1998 as listed and defined in Table I.

1. METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by Continental Airlines and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to Continental Airlines.

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base

       Headquarters, 23232 Peralta Drive, Suite 115, Laguna Hills, CA 92653
                       TEL: 714-830-0101     FAX: 714-830-1101

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

06 October 1997
AISI File No. A7D098BVO
Page - 2 -

values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2. VALUATION

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current USDollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

06 October 1997
AISI File No. A7D098BVO
Page - 3 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ Fred E. Bearden
  Fred E. Bearden
  President
  FB/JDM/jm

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

                  Continental Airlines - AISI File # A7D098BVO
                                 October 6, 1997

                                     TABLE I

  Scheduled
 Manufacturer's                                   Current USDollars
 Delivery Date      Aircraft Tail Number          Delivery Base Value
 -------------      --------------------          -------------------
B737-500, CFM56-3B1 ENGINES, 129,500LB MTOW
Apr-98              656                             $33,660,000
May-98              657                             $33,740,000
Jun-98              658                             $33,830,000
Jul-98              659                             $33,910,000
Aug-98              660                             $33,990,000

B737-700  CFM56-7B24 ENGINES,  153,000LB MTOW
Apr-98              705                              $40,880,000
Apr-98              706                              $40,880,000
Apr-98              707                              $40,880,000
Apr-98              708                              $40,880,000
Aug-98              709                              $41,280,000
Aug-98              710                              $41,280,000


B737-800, CFM56-7B26 ENGINES, 172,500LB MTOW
May-98              201                              $45,160,000
May-98              202                              $45,160,000
May-98              203                              $45,160,000
Jun-98              204                              $45,270,000
Jun-98              205                              $45,270,000
Jun-98              206                              $45,270,000
Jul-98              207                              $45,380,000
Jul-98              208                              $45,380,000
Jul-98              209                              $45,380,000
Aug-98              210                              $45,490,000

B777-2001GW, GE90 ENGINES, 580,000LB MTOW
Sep-98              001                             $138,670,000
Oct-98              002                             $139,000,000
Nov-98              003                             $139,330,000